Exhibit 10.10

English Translation

Equity Interest Pledge Agreement

Among

Zeng Liqing, Wang Bin, Wang Haibing, Cheng Yunpeng, Wei Zhen, Feng Yuliang

Shanghai Shengran Information Technology Co., Ltd.

and

Shanghai Taomee Network Technology Co., Ltd.

March 17, 2010, Shanghai

Equity Interest Pledge Agreement

THIS EQUITY INTEREST PLEDGE AGREEMENT (the “Agreement”) is made and entered into as of March 17, 2010 by the parties below (the “Parties”) in Shanghai, PRC:

Pledgee:

Shanghai Shengran Information Technology Co., Ltd. (hereinafter referred to as the “Pledgee”)

Address: Room 2201, Building 20, Gem Tower, 487 Tianlin Road, Xuhui District, Shanghai

Legal representative: Zeng Liqing

Pledgors:

Zeng Liqing, ID Card number: 610113197001232130

Wang Haibing, ID Card number: 342623198009143416

Wei Zhen, ID Card number: 652421197504283170

Cheng Yunpeng, ID Card number: 230103197705216813

Wang Bin, ID Card number: 510502196504290433

Feng Yuliang, ID Card number: 230107196712111551

Collectively referred to as the “New Pledgors”, among whom Zeng Liqing, Wang Haibing, Wei Zhen, Cheng Yunpeng and Wang Bin are collectively referred to as the “Original Pledgors”

Target company:

Shanghai Taomee Network Technology Co., Ltd. (hereinafter referred to as “Taomee”)

Address: Room 1008-1009, Building 20, Gem Tower, 487 Tianlin Road, Xuhui District, Shanghai

Legal representative: Zeng Liqing

WHEREAS,

1.	The Pledgee is a wholly foreign-owned enterprise registered within the territory of the People’s Republic of China;

2.	Taomee is a limited liability company incorporated within the territory of the PRC;

3.	The Pledgee has entered into the exclusive technical and marketing services agreement, equity interest pledge agreement, business operation agreement, option agreement, proxy agreement and loan agreement (hereinafter collectively referred to as the “Original Restructuring Agreements”, in which the equity interest pledge agreement is separately referred to as the “Original Equity Interest Pledge Agreement”) with the Original Pledgors and Taomee on June 12, 2009;

4.	The Pledgee has obtained the right of pledge (hereinafter, the “Original Right of Pledge”) by registering the Original Equity Interest Pledge Agreement at Xuhui Branch, Shanghai Administration of Industry and Commerce on October 10, 2009;

5.	The Pledgee has made a waiver statement about the Original Right of Pledge and the Original Equity Interest Pledge Agreement was terminated with immediate effect. Relevant equity interest pledge cancellation registration was completed on February 11, 2010;

6.	Wang Haibing, Wei Zhen, Cheng Yunpeng, Wang Bin and Feng Yuliang have entered into an equity interest transfer agreement, pursuant to which Wang Haibing, Wei Zhen, Cheng Yunpeng and Wang Bin would transfer to Feng Yuliang the equity interest held by them representing in total 5.00% of the equity interest in Taomee . After the equity interest transfer, Taomee’s shareholders are Zeng Liqing, Wang Haibing, Wei Zhen, Cheng Yunpeng, Wang Bin and Feng Yuliang, whose shareholding percentages are as follows:

Name	Amount of Contribution (RMB)	Shareholding Percentage
Wang Haibing	2,375,000	23.75%
Cheng Yunpeng	1,575,000	15.75%
Wei Zhen	1,737,500	17.375%
Wang Bin	812,500	8.125%
Zeng Liqing	3,000,000	30.00%
Feng Yuliang	500,000	5.00%

Total	10,000,000	100%

7.	The Pledgee, Taomee and Original Pledgors have entered into the loan agreement, and the Pledgee, Taomee and New Pledgors have re-signed the exclusive technical and marketing services agreement, business operation agreement, option agreement and proxy agreement (the foregoing loan agreement and the re-signed exclusive technical and marketing services agreement, business operation agreement, option agreement and proxy agreement are hereinafter collectively referred to as the “New Restructuring Agreements”) to establish business relationship. Taomee shall make various payments to the Pledgee pursuant to those agreements;

8.	In order to ensure that the Pledgee may normally collect the service fee under the exclusive technical and marketing services agreement from Taomee owned by the New Pledgors and guarantee the full performance of the New Restructuring Agreements, the New Pledgors hereby jointly and severally pledge all their respective equity interests in Taomee (totaling the 100% equity interest of Taomee) as a guaranty for the said service fee and the Pledgee’s other rights and interests under the New Restructuring Agreements.

NOW, THEREFORE, the Parties, abiding by the principle of equality and mutual benefit and after friendly negotiations, hereby agree below:

1. Definitions

Except as otherwise provided for herein, the following terms shall have the following meanings:

“Right of Pledge” refers to all the contents as set forth in Article 2 hereunder.

“Equity Interest” refers to all the 100% equity interest lawfully held by the New Pledgors in Taomee and all the present and future rights and interests they are entitled to in respect of such equity interest.

“Event of Default” refers to any circumstance as set forth in Article 7 hereunder.

“Notice of Default”: refers to a notice alleging an Event of Default given by the Parties pursuant to this Agreement.

2. Pledge

The New Pledgors pledge all their respective equity interests in Taomee to the Pledgee as a guaranty for the Pledgee’s rights and interests under the New Restructuring Agreements.

The scope guaranteed by equity interest pledge hereunder covers all the costs (including legal fees) and expenses payable by Taomee to the Pledgee under the New Restructuring Agreements, the losses, interest, liquidated damages, compensation and expenses of realization of creditor’s right borne by Taomee as well as any liability borne by Taomee or the New Pledgors to the Pledgee when the New Restructuring Agreements cannot be performed for whatever reasons.

Right of Pledge mentioned herein refers to the Pledgee’s right to be indemnified in priority with the proceeds from the conversion into money, auction or sale of the Equity Interest pledged by the New Pledgors to the Pledgee.

Except as otherwise agreed in writing by the Pledgee after the execution of this Agreement, the pledge under this Agreement shall be released only when Taomee and the New Pledgors have appropriately performed all their obligations and liabilities under the New Restructuring Agreements and obtained Pledgee’s written approval. If Taomee or the New Pledgors still have not fully performed all or part of their obligations or liabilities under the New Restructuring Agreements upon expiry of the terms specified thereunder, the Pledgee is still entitled to the Right of Pledge hereunder until the aforementioned relevant obligations and liabilities have been fully performed.

3. Effectiveness

3.1 This Agreement shall become effective when signed and sealed by the Parties. The Right of Pledge shall come into effect after the New Pledgors and Taomee handle the equity interest pledge registration at the industrial and commercial administration.

3.2 The copy of Taomee’s register of shareholders recording the pledge hereunder shall be affixed with Taomee’s corporate seal and kept by the Pledgee.

3.3 In the course of pledge, if Taomee fails to deliver the service fee pursuant to the exclusive technical and marketing services agreement or fails to comply with the New Restructuring Agreements, the Pledgee has the right to exercise the Right of Pledge pursuant to the provisions herein.

4. Custody and Registration

4.1 Within the term of pledge hereunder, the New Pledgors shall deliver the contribution certificates associated with their Equity Interest in Taomee (originals) to the Pledgee for custody. Within seven (7) business days after the execution date hereof, the above contribution certificates (originals) shall be delivered to the Pledgee together with the evidence proving that the pledge hereunder has been duly recorded in the register of shareholders.

4.2 Except with the Pledgee’s written consent, throughout the term of this Agreement, all the proceeds obtained by the New Pledgors in connection with the Equity Interest(if any, including, but not limited to, any dividends and profits) shall also serve as a guaranty for the Taomee’s obligations hereunder.

5. Representations and Warranties by the New Pledgors

As of the execution hereof, the New Pledgors make the following representations and warranties to the Pledgee and confirm that the execution and performance of this Agreement by the Pledgee has relied on the following representations and warranties:

5.1 The New Pledgors lawfully hold the Equity Interest hereunder and have the right to provide a guaranty to the Pledgee with such Equity Interest.

5.2 At any time, once the Pledgee’s board of directors exercises the Right of Pledge pursuant to this Agreement, such exercise shall be free of any interference from any other party.

5.3 The Pledgee is entitled to exercise the Right of Pledge by the means as specified by law and this Agreement.

5.4 The Pledgors have all requisite action capacity to execute this Agreement and to perform the obligations and such execution and performance do not violate the provisions of any applicable laws and regulations.

5.5 Other than the pledge hereunder, the Equity Interest held by the New Pledgors is free of any other encumbrance (including, but not limited to pledge).

5.6 As of the execution date hereof, there are no actual and threatened civil, administrative or criminal proceedings or administrative penalty or arbitration in respect of the Equity Interest.

5.7 As of the execution date hereof, there are no taxes and expenses payable but unpaid, or unfinished legal proceedings and formalities that are supposed to be finished in connection with the Equity Interest.

5.8 All the provisions herein are an indication of their true intention and legally binding upon them.

5.9 Taomee shall prepare one original and one copy of its register of shareholders and record the share pledge hereunder in the said registers of shareholders. The original will be retained by Taomee and the copy will be delivered to the Pledgee for custody after pledge registration. Taomee guarantees that the original and copy of registers of shareholders provided are consistent with each other and the recorded items are complete, true and accurate and consistent with the shareholder names registered with the administration of industry and commerce.

5.10 Within seven (7) business days after the date hereof, Taomee shall complete the equity interest pledge registration for a domestically funded limited liability company at the Shanghai Administration of Industry and Commerce.

6. Undertakings by the New Pledgors

6.1 During the term of this Agreement, the New Pledgors undertake to the Pledgee that they will:

6.1.1 Other than the transfer of Equity Interest to the Pledgee or its designee at the request of the Pledgee, without the Pledgee’s prior written consent, neither transfer or grant the Equity Interest to others nor create or permit to be created any pledge or other encumbrance that is likely to affect the rights and interests of the Pledgee;

6.1.2 Comply with and observe all applicable laws and regulations, present the notice, order or advice given or made by the relevant competent authority in respect of Right of Pledge to the Pledgee within five days of receiving the same and act according to the Pledgee’s reasonable instructions;

6.1.3 Timely notify the Pledgee of any event or any notice received which may affect the New Pledgors’ right over the Equity Interest or any part thereof, or may change any of the New Pledgors’ obligations hereunder or affect their performance of the obligations hereunder and act according to the Pledgee’s instructions;

6.1.4 Without the Pledgee’s written consent, as from the date of the delivery of the copy of register of shareholders to the Pledgee, not amend or reproduce Taomee’s register of shareholders.

6.2 The New Pledgors agree that the exercise by the Pledgee of its rights hereunder will not be interrupted or hindered by the New Pledgors or their respective successors or assigns or any other person;

6.3 The New Pledgors warrant to the Pledgee that in order to protect or improve the guaranty for the service fee under the exclusive technical and marketing services agreement and the performance of the New Restructuring Agreements, the New Pledgors will execute in good faith and cause other interested persons relating to the Right of Pledge to execute all the right certificates and contracts requested by the Pledgee and/or perform and cause other interested persons to perform the acts requested by the Pledgee, provide convenience for the exercise of the Right of Pledge by the Pledgee, sign all modification documents of equity interest certificates with the Pledgee and any third party designated by it and within a reasonable period, provide to the Pledgee all the documents about the Right of Pledge as it deems necessary.

6.4 The New Pledgors warrant to the Pledgee that for the purpose of the Pledgee’s interests, they will comply with and observe all warranties, undertakings, agreements and representations. Where the New Pledgors fail to perform, in whole or in part, its warranties, undertakings, agreements or representations, the New Pledgors shall compensate all losses thus incurred by the Pledgee.

7. Events of Default

7.1 The following matters are deemed as serious Events of Default:

7.1.1 Taomee or its successor or assign fails to pay any service fee under the exclusive technical and marketing services agreement on time and in full, or the New Pledgors, Taomee or their successors or assigns fail to perform the New Restructuring Agreements;

7.1.2 Any representation, warranty or undertaking made by the New Pledgors under Article 5 and Article 6 above is materially misleading or wrong and/or the New Pledgors violate any representation, warranty or undertaking under Article 5 and Article 6;

7.1.3 The New Pledgors materially violate any provision herein, thus affecting the Pledgee’s interests;

7.1.4 Except as provided in Article 6.1.1, the New Pledgors waive the pledged Equity Interest or without the Pledgee’s written consent, transfers or grants the pledged Equity Interest;

7.1.5 The New Pledgors’ borrowing, guaranty, compensation, undertaking or other liabilities are requested to be repaid or performed in advance due to a default; or are due but cannot be repaid or performed on time, which, as deemed by the Pledgee, influences the New Pledgors’ ability of performing the obligations under this Agreement and further influences the interests of the Pledgee;

7.1.6 This Agreement becomes illegal or the New Pledgors are incapable of continuing to perform the obligations under this Agreement due to the promulgation of related laws;

7.1.7 All government consents, permits, approvals or authorizations necessary for this Agreement to be enforceable, legal or effective are withdrawn, suspended, invalid or materially modified;

7.1.8 The properties owned by the New Pledgors have adverse changes, which, as deemed by the Pledgee, influence the New Pledgors’ ability of performing the obligations under this Agreement;

7.1.9 Other circumstances in which the Pledgee is incapable of exercising the Right of Pledge as specified by relevant laws.

7.2 If the New Pledgors know or find that any matter as stated in Article 7.1 hereof or any event possibly resulting in any of the above matters has occurred, the New Pledgors shall forthwith inform the Pledgee in writing.

7.3 Unless the Events of Default as listed in Article 7.1 hereof are fully remedied to the Pledgee’s satisfaction, the Pledgee may give a written Notice of Default to the New Pledgors when such default occurs or at any time thereafter, demanding the New Pledgors to immediately pay all the outstanding sums under the exclusive technical and marketing services agreement and other payables, or to timely perform other New Restructuring Agreements or to exercise the Right of Pledge pursuant to the provisions of Article 8 hereof.

8. Exercise of Right of Pledge

8.1 Without the Pledgee’s written consent, the New Pledgors shall not assign the Equity Interest before the full payment of the service fee under the exclusive technical and marketing services agreement and the full performance of any other New Restructuring Agreement.

8.2 The Pledgee shall give a Notice of Default to the New Pledgors at the exercise of the Right of Pledge.

8.3 Subject to the provisions of Article 7.3, the Pledgee may exercise the Right of Pledge at the time when a Notice of Default is given pursuant to Article 7.3 or at any time thereafter.

8.4 The Pledgee is entitled to be compensated in priority with the proceeds from the conversion into money, auction or sale of all or any part of the Equity Interest hereunder according to the statutory procedures until the unpaid service fee under the exclusive technical and marketing services agreement and other sums payable are fully offset and other New Restructuring Agreements are fully performed.

8.5 The New Pledgors shall not hinder the Pledgee from exercising the Right of Pledge hereunder and shall provide necessary assistance so that the Pledgee could realize its Right of Pledge.

9. Assignment

9.1 The New Pledgors shall not assign any of their rights and/or obligations hereunder to any third party except with the Pledgee’s prior consent.

9.2 This Agreement shall be binding upon the New Pledgors and their respective successors and inure to the benefit of the Pledgee and its successor or assign.

9.3 At any time, the Pledgee may assign all or any rights and/or obligations under the New Restructuring Agreements to any third party designated by it. In this case, such assign shall have the same rights and obligations as those of the Pledgee hereunder. When the Pledgee assigns its rights and obligations under the New Restructuring Agreements, if requested by the Pledgee, the New Pledgors shall execute the relevant agreements and/or documents with respect thereto.

9.4 Upon the Pledgee’s change as a result of the assignment, the New Pledgors shall execute a new pledge agreement at the request of the new pledgee, re-register the pledgors in Taomee’s register of shareholders and complete the re-registration of equity interest pledge for domestic limited liability company at the administration of industry and commerce in Shanghai.

10. Handling Charges and Other Expenses

10.1 Any and all expenses and costs arising in connection with this Agreement, including, but not limited to, legal costs, costs of production, stamp taxes and any other taxes and fees, shall be borne by the Pledgee.

11. Force Majeure

11.1 Should the performance of this Agreement be delayed or prevented due to any Event of Force Majeure, the prevented Party shall be exempt from any liability hereunder only to the extent being thus delayed or prevented. An Event of Force Majeure means any event that is beyond the reasonable control of a Party and unavoidable or unpreventable even with due attention of such Party, including, but not limited to, government act, natural forces, fire, explosion, geographical change, windstorm, flood, earthquake, tide, lightning or war, but insufficiency of credit standing, funds or financing shall not be deemed to be beyond the reasonable control of a Party. The Party seeking the exemption from its liabilities under this Agreement or any provision thereof owing to an Event of Force Majeure shall, without undue delay, inform the other Party of such exemption and the steps needing to be taken to perform its liabilities.

11.2 The prevented party may be exempt from its liabilities to the extent of the performance being delayed or prevented only when it makes its reasonable efforts to perform this Agreement. Once the cause for such exemption is corrected and remedied, the Parties agree to do their best to resume the performance of this Agreement.

12. Law Application and Dispute Resolution

12.1 The execution, validity, performance and interpretation of and resolution of disputes in connection with this Agreement shall be governed by and construed in accordance with the PRC laws.

12.2 Any dispute arising in connection with the interpretation and performance of the provisions of this Agreement shall be resolved by the Parties through good faith negotiations. If such negotiation effort has failed, any Party may submit that dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The venue of arbitration shall be Shanghai and the language to be used in arbitration proceedings shall be Chinese. The arbitral award shall be final and binding upon the Parties.

12.3 The Parties shall continue to perform their respective obligations hereunder in good faith except for the matters in dispute.

13. Waiver

No failure or delay by the Pledgee in exercising any right, remedy, power or privilege hereunder shall be deemed as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any right, remedy, power and privilege under any law.

14. Miscellaneous

16.1 No amendment, supplement or modification to this Agreement shall be binding unless executed and sealed in writing by the Parties. The Original Equity Interest Pledge Agreement shall be terminated as of the effective date of this Agreement.

16.2 If any provision of this Agreement is held invalid or unenforceable due to inconsistence with applicable laws, such provision shall be invalid or unenforceable only to the extent of such invalidity or unenforceability under the relevant laws and not affect the legal validity of the remainder of this Agreement.

16.3 This Agreement is written in Chinese and executed in three originals.

[SIGNATURE PAGE OF EQUITY INTEREST PLEDGE AGREEMENT]

Zeng Liqing

Signature:	/s/ Zeng Liqing

Wang Haibing

Signature:	/s/ Wang Haibing

Wei Zhen

Signature:	/s/ Wei Zhen

Cheng Yunpeng

Signature:	/s/ Cheng Yunpeng

Wang Bin

Signature:	/s/ Wang Bin

Feng Yuliang

Signature:	/s/ Feng Yuliang

Shanghai Shengran Information Technology Co., Ltd.

Signature & seal:	/s/ Zeng Liqing
Name of signatory:	Zeng Liqing

[seal: Shanghai Shengran Information Technology Co., Ltd.]

Shanghai Taomee Network Technology Co., Ltd.

Signature & seal:	/s/ Zeng Liqing
Name of signatory:	Zeng Liqing

[seal: Shanghai Taomee Network Technology Co., Ltd.]